UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2008

Nash-Finch Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Edina, Minnesota		55435
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-0534

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the "Board") of Nash-Finch Company (the "Company"), upon the recommendation of the Corporate Governance Committee, has adopted resolutions approving amendments to the Company’s Restated Certificate of Incorporation, subject to the approval of the stockholders of the Company, that declassify the Board and set the size of the Board at no less than seven and no more than twelve Directors. The Board is currently separated into three classes, serving staggered terms. The approval of the amendments to the Company’s Restated Certificate of Incorporation to declassify the Board and to reset the size of the Board requires the affirmative vote of holders of not less than 75% of all outstanding shares entitled to vote.

The Board believes that stockholders should have an opportunity to vote on all directors each year and that elimination of the classified Board structure will be an effective way to maintain and enhance the accountability and responsiveness of the Board. It also believes that resetting the size of the Board will enable the Board to act in a more efficient and cost effective manner, and will also streamline the corporate decision making process.

As a result of the foregoing, at the February 26, 2008 meeting of the Board, the Board nominated Robert L. Bagby, Alec C. Covington, Sam K. Duncan, Mickey Foret, Douglas A. Hacker, U.S. Army Major General (Ret.) Hawthorne L. Proctor and William R. Voss to stand for election by the Company’s stockholders at the Company’s 2008 annual meeting of stockholders, currently scheduled for May 13, 2008, if the Company’s stockholder’s vote to approve the proposal to declassify the Board at the 2008 annual meeting. Each director would serve a one-year term expiring at the Company’s 2009 annual meeting of stockholders. Carole F. Bitter, Jerry L. Ford and William H. Weintraub will not be standing for re-election as directors at the 2008 annual meeting.

In the event the stockholders do not approve the proposal to declassify the Board, the Board has nominated Douglas A. Hacker and William R. Voss, to stand for election to serve three-year terms expiring at the Company’s 2011 annual meeting of stockholders.

In addition, the Company announced that John Grunewald will retire from the Board at the 2008 annual meeting and, accordingly, is not standing for re-election.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

While the Company does not believe that this communication constitutes solicitation material in respect of the Company’s solicitation of proxies in connection with its 2008 annual meeting of stockholders, this communication may be deemed to be solicitation material. The Company will file a proxy statement in connection with its 2008 annual meeting of stockholders. The Company’s stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information regarding the Company and the 2008 annual meeting of stockholders. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s web site at http://www.nashfinch.com or by writing to Nash-Finch Company, 7600 France Avenue South, Minneapolis, Minnesota, 55435, Attention: Corporate Secretary.

Item 8.01 Other Events.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash-Finch Company

February 28, 2008	By:	/s/ Kathleen M. Mahoney

Name: Kathleen M. Mahoney
Title: Senior Vice President, General Counsel and Secretary